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                       SULLIVAN & WORCESTER LLP
                        One Post Office Square
                       Boston, Massachusetts 02109
                             (617) 338-2800
                          Fax No. 617-338-2880

                                                            Boston
                                                            September 28, 1999


Prudential Investments Fund
   Management LLC
Three Gateway Center
Newark, N.J. 07102-4077

                      Re: PRUDENTIAL BALANCED FUND

Ladies and Gentlemen:

     Please refer to our opinion letter to you of July 29, 1999, concerning certain matters of Massachusetts law relating to the organization and shares of Prudential Balanced Fund (formerly "Prudential Allocation Fund" and initially "Prudential-Bache FlexiFund"), a trust with transferable shares under Massachusetts law (the "FUND"). We hereby confirm the opinions stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 23 to the Fund's Registration Statement on Form N-1A, Registration No. 33-12531, pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Post-Effective Amendment No. 25 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-5055 (collectively, the "AMENDMENT"), relating to the several classes of shares of beneficial interest, $.01 par value, of the Fund (the "SHARES"). In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                    Very truly yours,
                                                    /s/ Sullivan & Worcester LLP
                                                    ----------------------------
                                                    SULLIVAN & WORCESTER LLP